                                LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this 20th day of November, 1995, between ELLSWORTH REALTY, L.L.C, a Georgia limited liability company (herein referred to as the "Landlord") and K&G MEN'S CENTER, INC., a Georgia corporation (herein referred to as the "Tenant").

                              W I T N E S S E T H:
                              --------------------
1.  PREMISES

    In consideration of the rents and other covenants of this Lease, Landlord hereby leases to Tenant and Tenant hereby takes from Landlord those certain premises (herein referred to as the "Premises") containing approximately 5.5 acres more or less and the brick building containing approximately 100,000 square feet and referred to alternately as 1225 Chattahoochee Avenue , Atlanta , Georgia 30318 and 1750 Ellsworth Industrial Blvd., Atlanta, Georgia 30318. The Premises are comprised of approximately 70,000 square feet of leaseable area to be used for "office/warehouse" purposes (herein referred to as the "Office/Warehouse Space") and 30,000 square feet of leaseable space to be used
for retail purposes (herein referred to as "Retail Space")   A legal description
of the premises is attached as Exhibit "A" hereto and made part hereof.

2.  TERM

    Subject to the terms and conditions hereinafter set forth, the term of this Lease shall commence on the November 20, 1995 (herein referred to as the "Commencement Date") and expire unless extended as hereinafter provided, at midnight on the 31st day of December, 2005. The term of this Lease and any extension thereof shall be referred to herein as the "Lease Term".

3.  RENT

   A. Fixed Rent.  Tenant agrees to pay to Landlord, as an initial annual rent
       ----------
for the Premises during the Lease Term, without notice, demand, deduction or offset, the sum of Two hundred and thirty thousand Dollars ($230,000.00) . Tenant shall pay the annual rent, in advance, in equal monthly installments of Nineteen thousand One Hundred and Sixty and 66/100 Dollars ($19,166.67) on the first (1st) day of each month during the Lease Term upon the store opening. Before the store opening the Tenant will pay to the Landlord Four thousand dollars ($4,000) a month. The Tenant agrees to open the store as of February 1, 1996. The annual rent shall be paid to Landlord at the address set forth in Paragraph 24 hereof or at such other place designated by Landlord. If the Lease Term shall begin on any date other than the first day of a month or shall end on any date other than the last day of a month, the monthly installment (prorated on a thirty (30) day month) shall be paid in advance for such month.

   B. Percentage Rent.  In addition to the fixed rent and all other sums payable
      ---------------
hereunder, Tenant agrees to pay to Landlord annually on January 20 of each calendar year during the Lease Term and any extension thereof, as percentage rent, (herein referred to as the "Percentage Rent") for the Retail Space a sum equal to one (1%) percent of the amount by which Tenant's "Gross Sales", as that term is herein defined, from January 1 to December 31 of the preceding calendar year exceeds Fifteen Million and No/100 Dollars ($15,000,000.00).

   C. Rent Increase for Premises.  Commencing on January 1, 1997 and on each
      --------------------------
January 1st of each year thereafter during the Lease Term, Tenant agrees to pay, as an annual rent for such calendar year for the Premises, without notice, demand, offset or deduction, an amount determined by multiplying (i) the annual rent for the Premises for the preceding calendar year of the Lease Term by (ii) the percentage change of the "CPI" ( as that term is herein defined) for the month of November of the preceding calendar year of the Lease Term from the CPI for the month of January of the preceding calendar year of the Lease Term plus
                                                                          ----
one hundred percent (100%). The percentage change of the annual rent for each calendar year shall be the same as the percentage change in the CPI for the one
(1) month period for the preceding calendar year. An example of how to determine the change in the annual rent is set forth below. In no event shall the annual rent during the Lease Term be less than the annual rent required to be paid during the First or preceding calendar year of the Lease Term whichever is higher. The monthly installments of the annual rent for the Premises shall be adjusted accordingly and shall be due and payable, in advance, on the first
(1st) day of each month of such calendar year.

     For purposes hereof, the term "CPI" shall mean the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, All Items - 1982 - 84 = 100 which is published by the United States Bureau of Labor Statistics (herein called "BLS").

     If the standard reference base for the CPI is changed, the CPI shall be converted using factors supplied by BLS which are based on the percentage change and not the index point change in the reference base. If an error is discovered in the CPI and is changed by the BLS, the annual rent shall be recomputed based on the correct CPI and any payments required by reason thereof shall be promptly made by Landlord and Tenant, as the case may be. If the CPI is discontinued or is no longer published on a monthly basis the percentage change shall be an amount equal to one hundred and three percent (103%) of the annual rent for the preceding calendar year of the Lease Term.

Example:

     Index Point Change

CPI (for November)                      118.5
Less CPI (for January)                  113.8
Equals Index Point Change                 4.7

     Percentage Change

Index Point Change                        4.7
Divided by CPI for January              113.8
Equals Percentage Change                0.041

     Annual Rent

Annual Rent preceding year            $100.00
Multiplied by Percentage of Change      1.041
Equals Annual Rent Current Year       $104.10

  D.  Definition of Gross Sales. The term "Gross Sales" as used herein shall
      -------------------------
mean the total amount of the actual total sales price (whether for cash or on credit or partly on credit) of all sales or rentals of goods, wares, merchandise, services, and all credit charges and all other receipts and revenues from business conducted in or from the Retail Space, including, but not limited to, all sales to employees of Tenant, all mail or telephone orders received or filed at or from the Retail Space, all deposits not refunded to purchasers, all orders taken at the Retail Space whether or not said orders are filled elsewhere, all receipts or sales through any vending machine or other coin operated machine or device, and all sales and revenues by any sublessee, occupant, concessionaire, licensee and any other party or parties in any way using the Retail Space. Gross Sales shall not include any sums collected and actually paid by Tenant for any sales or retail excise tax imposed by any duly constituted governmental authority, refunds, returns and allowances; amounts received for merchandise transferred to any other place of business of Tenant and service charges on credit card sales. Each sale upon installment or credit shall be treated as a sale for the full price in the month in which such sale shall be made, irrespective of the time when Tenant shall receive payment.

  E.   Reports. Tenant shall use a tape-recording cash register or such other
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sales-recording device which makes a permanent written record of each sale.
During the Lease Term and any extension thereof, Tenant shall maintain and keep on the Premises or at the principal office of Tenant (or its parent corporation) for the immediately preceding three (3) calendar years, full, complete and accurate permanent bank deposit records and receipts, and business records and ledgers of all of the Gross Sales arising out of the business conducted at or from the Retail Space. Landlord may, at all times during normal business hours, inspect and audit such books and records at the Premises. If the results of any audit disclose that any statement of Gross Sales made by Tenant for any calendar year has been misstated by four (4%) percent or more, Tenant shall immediately pay to Landlord the cost of such audit. The failure to deliver any statement of Gross Sales promptly when due shall constitute a default by Tenant under this Lease.

  On or before the twentieth (20th) day of the month after the end of each calendar quarter during the Lease Term and any extension thereof, Tenant shall deliver to Landlord, a complete and accurate written statement showing, in reasonable detail, the amount of the Gross Sales for the preceding calendar quarter, including a complete and accurate copy of the Georgia Sales and Use Tax return for such calendar quarter and a statement of the total amount of sales taxes and excise taxes paid or payable for such calendar quarter. Each such statement shall be signed and verified by Tenant; or, if Tenant is a corporation, by one of its principal officers. Tenant shall, on or before the 20th day of January of each year during the term of this Lease, deliver to Landlord a complete and accurate copy of the Sales and Use Tax return filed or required to be filed by Tenant for the preceding calendar year.


4. USE AND INSURANCE

  A.  Use. The Premises may be used for any lawful purpose, including retail and
      ---
general office and warehouse use. Tenant, at its sole cost and expense, shall during the Lease Term (i) obtain and maintain any and all licenses and permits necessary for any such use and (ii) comply with all governmental laws, ordinances, regulations, orders and directives applicable to the use of the Premises. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable, including, but not limited to, any "hazardous substances," as that term is defined in Paragraph 8 hereof or permit the Premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous. The Premises shall not be used for any illegal purposes, in violation of any regulation of any governmental body or in any manner to create any nuisance.

  B.  Insurance Requirements. Tenant shall during the Lease Term, at its sole
      -----------------------
cost and expense, obtain and maintain (1) comprehensive general public, liability insurance (with contractual liability endorsement) with coverage in amounts of not less than $2,000,000.00 with respect to property damage, bodily injury, personal injury or death to one or more persons and (ii) standard fire and extended coverage insurance on all buildings and other improvements which comprise the Premises in an amount which shall equal the replacement cost for the buildings and improvements and shall include business and rental interruption insurance. Any insurance policy required hereunder shall insure Landlord and Tenant and any designees of Landlord (including, the holder of any security deed encumbering the Premises, which as of the date hereof is SunTrust Bank, Atlanta); contain such mortgage endorsements as required by Landlord and any such designee; be written by a responsible insurance company licensed to do business in Georgia; be in form and substance satisfactory to Landlord and contain endorsements that such insurance may not be canceled or materially altered by the insurance company except upon thirty (30) days prior written notice to Landlord and any such designee. Upon taking or accepting possession of the Premises and thereafter, at least seven (7) days prior to the expiration of each policy required to be carried by Tenant hereunder, Tenant shall deliver to Landlord and any such designee either a duplicate original or a certificate of insurance of all substitute or renewal policies required to be carried by Tenant hereunder together with evidence that the entire premium therefor has been paid.

5. SERVICES

  A.  Utilities. Tenant shall pay for all public and other utilities and related
      ----------
services rendered or furnished to the. Premises during the Lease Term, including, but not limited to, gas, heat, light, power, telephone, sprinkler charges and other utilities and services used on or provided to the Premises and any taxes, penalties, surcharges or the like pertaining thereto and any cost to maintain and repair the facilities and equipment used in providing such utilities and services.

  B.  Janitorial Service. Tenant, at its sole cost, shall provide its own
      ------------------
janitorial services to be performed in the Premises during the Lease Term.

  C.  Interruption of Service. Except for the gross negligence of Landlord,
      ------------------------
Landlord shall not be liable for any interruption, discontinuance or failure of any utility or other service furnished to the Premises. Any interruption, discontinuance or failure of any utility or other service to the Premises shall not constitute an eviction (constructive or otherwise) or give Tenant the right to claim any damages against Landlord or any right to withhold, reduce or abate the payment of the annual rent or any other sum required to be paid to Landlord under the terms of this Lease.

6. ADDITIONAL CHARGES

  A.  Taxes. Commencing on the Commencement Date and continuing thereafter
      -----
during the Lease Term, Tenant agrees to pay to Landlord annually, without offset or deduction, on or before seven (7) days after notice, the real estate ad valorem taxes, governmental and public charges and special and general assessments, including all costs and fees incurred by Landlord in contesting same, (herein collectively referred to as the "Taxes") imposed against the building and the real property and the buildings and improvements which comprise the Premises for each calendar year during the Lease Term.

  B.  Water and Sewer Charges. Commencing on the Commencement Date and
      -----------------------
continuing thereafter periodically during the Lease Term, Tenant agrees to pay to Landlord, without offset or deduction, on or before seven (7) days after notice any and all water and sanitary sewer charges incurred by Landlord for the Premises.

  C.  Rent Tax. If any governmental authority imposes a tax, levy or other
      --------
imposition upon Landlord based upon the rent received by Landlord under this Lease, Tenant shall pay to Landlord, on or before seven (7) days after notice and without offset or deduction, the amount thereof. The tax, levy or imposition to which reference is made shall include sales, use, excise or similar tax, but shall not include capital stock, estate, or inheritance taxes imposed upon Landlord. The sums contemplated in this Paragraph shall be paid in addition to the sums required to be paid by Tenant pursuant to Paragraph 6.A. hereof.

  D.  Payments. The payments required under this Paragraph 6 shall be made to
      ---------
Landlord at the address set forth in Paragraph 24 hereof.

7. REPAIRS

  A.  Tenant.  Tenant, at its sole cost and expense, shall make all repairs,
      ------
replacements, alterations and maintenance to the Premises including, but not limited to, the roof, exterior walls, foundation of the building, windows, doors and glass, heating, ventilating and air conditioning systems and any repairs, replacements, damage or injury to all or any part of the Premises caused by Tenant or its agents, employees, invitees or licensees. Landlord shall not be required to make any repairs, replacements, alterations or improvements to the building or the Premises. Landlord shall not be liable to Tenant for any damage or inconvenience which occurs by reason of the Premises being in need of repair.

  B.  Waste. Tenant shall not commit or allow any waste or damage to be
      -----
committed on or to any portion of the Premises. At the expiration or termination of this Lease, Tenant shall deliver and surrender the Premises to Landlord in good order, condition and repair, ordinary wear and tear excepted. The cost and expense of any repair necessary to restore the Premises to such order, condition and repair shall be paid by Tenant; and, if Landlord undertakes to perform such restoration, Tenant shall, on or before seven (7) days after notice, reimburse Landlord for the cost thereof.

  C.  Self Help by Landlord. In the event Tenant fails to promptly make any
      ----------------------
repairs or replacements, or perform any alteration or maintenance required to be made by Tenant hereunder, Landlord may, at its option and at Tenant's expense, make the repairs or replacements and perform the maintenance for and on behalf of Tenant. Tenant shall, on or before seven (7) days after notice, pay to Landlord all cost and expense incurred by Landlord in making such repairs and replacements and performing such alteration or maintenance.

8. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

    A. General. Tenant, at its sole cost and expense, shall promptly comply with
       -------
all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction now or hereafter affecting the use, condition and occupancy of the Premises.

    B. Hazardous Substance. Tenant shall not, on or about the Premises, make,
       --------------------
store, use, treat, dispose of or permit any person or entity to make, store, use, treat or dispose of any (i) "hazardous substance", as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, and the Rules and Regulations promulgated pursuant thereto, as from time to time amended (herein collectively called "CERCLA") or (ii) any other hazardous waste, contaminant, petroleum, oil, radioactive or other materials the removal of which is required or the maintenance of which is prohibited, penalized or regulated by any local, state or federal agency, authority or governmental unit.

    C. Indemnity. Tenant agrees to defend, indemnify and hold Landlord and its
       ----------
successors and assigns harmless from and against any and all claims or demands arising out of or in any manner connected with the "release" or "threatened release" of "hazardous substances", as those terms are defined in CERCLA, or contaminants, oil, petroleum, radioactive or other materials from the Premises or any portion or portions thereof, arising out of or in any manner connected with the occupancy or use of the Premises by Tenant during the Lease Term and any and all actions, suits and proceedings in connection with any such claim or demand and any and all loss, cost, damage, liability and expense incurred by Landlord in connection therewith, including, but not limited to, attorneys fees and other costs of litigation. The terms of this Paragraph shall survive the expiration or termination of this Lease.

9. ALTERATIONS AND IMPROVEMENTS

   A. General.  Tenant shall not make or permit any alteration, addition or
      -------
improvement to be made in or to the Premises without the consent of Landlord which consent shall not be unreasonably withheld. Any alteration, addition or improvement to the Premises permitted by Landlord shall be performed by Tenant at its expense in accordance with any license or permit required with respect thereto and in a good workmanlike manner and in compliance with all applicable governmental laws, rules, regulations and ordinances. Any alteration, addition or improvement shall, on completion, be the property of Landlord and shall be surrendered to Landlord on the expiration or termination of this Lease.

   B. No Liens. Tenant shall have no authority, express or implied, to create or
      --------
place any lien or encumbrance on the Premises. Tenant shall pay or cause to be paid all sums due and payable by Tenant on account of any labor performed or materials furnished in connection with any work performed on the Premises.

   C. Indemnify. Tenant agrees to defend, indemnify and hold Landlord harmless
      ----------
from and against any and all claims or demands based on any act or omission of Tenant which gives rise to any lien or claim of lien against the Premises or the right, title and interest of Landlord in the Premises and any and all actions, suits and proceedings in connection with any such claim or demand and any and all loss, cost, damage, liability and expense incurred by Landlord in connection therewith, including attorneys fees and other costs of litigation. The terms of this Paragraph shall survive the expiration of the Lease Term.

10. CONDEMNATION

   A. Total. In the event all or a substantial portion (but in any event greater
      -----
than 30% of the total square feet) of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof (herein collectively referred to as a "Taking") and the Taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of the Lease Term effective on the date the condemning authority takes possession of the Premises. Landlord shall notify Tenant in the event Landlord receives notice of a proposed Taking.

   B. Partial. In the event a portion of the Premises shall be subject to a
      -------
Taking and this Lease is not terminated as provided in the Paragraph 10.A. hereof, Landlord may, at its sole and exclusive option, either (i) terminate this Lease by notice to Tenant effective as of the date which is ninety (90) days after the date of such notice or (ii) restore and reconstruct the Premises to the extent necessary to make the Premises tenantable. In the event Landlord elects to restore the Premises, the rent payable under this Lease for the unexpired portion of the Lease Term shall be adjusted in such a manner which is fair and reasonable under the circumstances.

   C. Award. In the event of any Taking of all or a portion of the Premises,
      ------
Landlord shall be entitled to receive all of the award made in connection with such Taking, including, without limitation, any award for the value of the unexpired term of this Lease. Tenant shall not be entitled to receive any award for the loss of its leasehold advantage. In the event there is an allocation in the award made to Landlord for moving or business interruption expenses of Tenant, Landlord shall pay such designated portion of the award to Tenant on or before ten (I 0) days after its actual receipt thereof. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to seek recovery of such expense for or on behalf of Tenant.

11. FIRE AND CASUALTY

   A. Total. In the event the Premises are totally destroyed or partially
      -----
damaged by fire, tornado or other casualty, Tenant shall immediately notify Landlord. In the event (i) the Premises are partially damaged and restoration thereof cannot, in Landlord's sole discretion, be completed within one hundred and fifty (150) days after the date of notice to Landlord by Tenant of such destruction or (ii) the Premises are totally destroyed, Landlord, at its sole and exclusive option by notice to Tenant, terminate this Lease in which event the rent shall abate for the unexpired portion of the Lease Term effective as of the date of the notice of termination.

   B. Partial. In the event Landlord elects to restore the Premises after a
      -------
casualty (whether total or partial), Landlord shall, at its sole cost and expense, proceed with reasonable diligence to restore the Premises or the building in which the Premises are located to substantially the same condition as they were prior to such casualty. During such restoration, in the event all or a portion of the Premises are untenantable and the damage or destruction was not caused in whole or in part by any negligent act or omission of Tenant, its agents, employees, invitees or others for whom the Tenant is responsible, the rent payable under this Lease during the period in which the Premises are untenantable shall be adjusted in such a manner as is fair and reasonable under the circumstances. In the event Landlord elects to restore the Premises and thereafter fails to complete the necessary restoration of the Premises to permit Tenant to reoccupy the Premises within one hundred and fifty (150) days after receipt by Landlord of Tenant's notice of such destruction, Tenant may, at its option and as its sole right and exclusive remedy, terminate this Lease by notice to Landlord.

   C. Mortgagee. Notwithstanding anything contained in this Lease to the
      ---------
contrary, in the event the "Mortgagee", as that term is herein defined, requires that the insurance proceeds received by Landlord in connection with any casualty be applied to repay the indebtedness secured by the "Mortgage", as that term is herein defined, Landlord shall have the right to terminate this Lease by notice to Tenant on or before thirty (30) days after the date on which Landlord receives written notice from the Mortgagee that such proceeds shall be applied to repay such indebtedness.

12. WAIVER OF SUBROGATION

   Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers, and employees for any loss or damage that may occur to the Premises, or personal property (building contents) within the building, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, as the case may be. Landlord and Tenant each agree to give to their respective insurance companies which have issued policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this Paragraph and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Paragraph.

13. LANDLORD LIABILITY

   A. Disclaimer of Liability. Landlord shall not be liable to Tenant, its
      -----------------------
employees, agents, invitees, licensees or visitors, or to any other person for any injury to person or damage to property on or about the Premises caused by
(i) the negligence or misconduct of Tenant, its agents, servants or employees or by any other person entering the Premises under express or implied invitation of Tenant, (ii) the building and improvements being out of repair or in disrepair,
(iii) leakage of gas, oil, water, steam or electricity into the Premises, (iv) the breakage of pipes and plumbing in the Premises or (v)any latent defect, deterioration or change in the condition of the Premises.

   B. Indemnity. Tenant agrees to defend, indemnify and hold Landlord harmless
      ---------
from and against any claim or demand arising out of any damage or injury contemplated in Paragraph 13.A. hereof, and any action, suit and proceeding in connection with any such claim or demand and any and all loss, cost, damage, liability or expense incurred by Landlord in connection therewith including attorney's fees and other costs of litigation. The terms of this Paragraph shall survive the expiration of the Lease Term.

14. QUIET ENJOYMENT

   Landlord represents to Tenant that it has full right and authority to execute and deliver this Lease. Upon payment of the rent and performance by Tenant of each of the covenants and agreements contained in this Lease which require its performance, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Lease Term without hindrance by-Landlord.

15. LANDLORD'S RIGHT OF ENTRY

   Landlord shall have the right, at all reasonable hours, to enter the Premises for the purpose of determining Tenant's use of the Premises or if any default has occurred under this Lease.

16. ASSIGNMENT OR SUBLEASE

   Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in this Lease. Tenant may assign this Lease or sublet all (but not any part) of the Premises with the prior written consent of Landlord which consent shall not be unreasonably withheld provided such assignee assumes the obligations of Landlord under this Lease. Upon receipt from Tenant of written request for Landlord's consent to any proposed assignment or sublease, Landlord shall have the option, by notice delivered to Tenant on or before fifteen (15) days after receipt of Tenant's notice to Landlord, to terminate this Lease as of the date the proposed assignment or sublease would have been effective. The failure of Landlord to exercise its option hereunder shall not be deemed to be the consent of Landlord to any proposed assignment or sublease. IN THE EVENT LANDLORD CONSENTS TO ANY PROPOSED ASSIGNMENT OR SUBLEASE, TENANT SHALL NEVERTHELESS AT ALL TIMES, REMAIN FULLY RESPONSIBLE AND LIABLE FOR THE PAYMENT OF THE RENT AND FOR COMPLIANCE WITH ALL OF ITS OTHER OBLIGATIONS UNDER THIS LEASE.

17. HOLDING OVER

   In the event Tenant holds over after the expiration or termination of this Lease, Tenant shall be a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay to Landlord, as annual rent, an amount equal to one and one-half (1.5) times the annual rent which would have been payable by Tenant had the period during which Tenant is holding over been a part of the Lease Term. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rent payable during the hold over period shall be payable to Landlord on or before the fifth (5th) day of each month. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the Lease Term.

18. DEFAULT BY TENANT

   The following events shall be deemed to be events of default by Tenant under this Lease:

      (i) Tenant shall fail to pay the annual rent or any installment thereof when due and such failure shall continue for a period of five (5) days from the date such payment was due.

     (ii) Tenant shall fail to pay any additional charge contemplated under Paragraph 6 hereof which is required to be paid by Tenant hereunder and such failure shall continue for a period of five (5) days after such payment was due.

    (iii) The entry of a decree or order for relief by a court having jurisdiction of Tenant in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

     (iv) The commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or for any substantial part of its property, or the making of any assignment for the benefit of creditors, or the failure of Tenant generally to pay its debts as such debts become due, or the taking of any action by Tenant in furtherance of any of the foregoing.

      (v) Tenant shall abandon or vacate the Premises.

     (vi) Tenant shall fail to comply with or perform any other term or provision of this Lease and such failure shall not be cured within twenty (20) days after written notice by Landlord thereof to Tenant.

19. REMEDIES

   Upon the occurrence of an event of default, Landlord shall have the option to pursue any one or more of the following remedies without further notice or demand whatsoever.

   Landlord may terminate this Lease in which event Tenant shall immediately surrender possession of the Premises to Landlord. In the event Tenant fails to surrender possession of the Premises, Landlord may, without prejudice to any other remedy which it may have for possession or past due payments of the rent, enter upon and take possession of the Premises and remove Tenant and any other person who may be occupying the Premises or any part thereof without being liable for prosecution or any claim of damages therefor. Tenant shall be liable for any and all damages therefor. to which Landlord is entitled by law by reason of the termination of this Lease.

  Without terminating this Lease, Landlord may enter upon and take possession of the Premises and cause Tenant and any other person who may be occupying the Premises or any part thereof to be removed, without being liable for prosecution or any claim for damages therefor, and relet the Premises on behalf of Tenant and receive the rent therefor. Tenant agrees to pay to Landlord, on or before seven (7) days after notice, any deficiency that may arise by reason of such reletting including any and all costs to release the Premises.

  Landlord may enter upon the Premises without being liable for prosecution or any claim for damages therefor and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord, on or before seven
(7) days after notice, for any costs, fees or expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease. Tenant further agrees that Landlord shall not be liable for any damages to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

  Each right and remedy of Landlord provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or commencement by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all of such other rights or remedies.

  No waiver by Landlord of any breach by Tenant of any of the terms, provisions and covenants contained herein shall be deemed or construed to constitute a waiver of any other or subsequent breach by Tenant of any of the terms, provisions and covenants contained herein. Landlord's acceptance of the payment of rent (or portions thereof) or any other payments hereunder after the occurrence of and during the continuance of an event of default (or with knowledge of a breach of any term or provision of this Lease which with the giving of notice and the passage of time, or both, would constitute an event -of default) shall not be construed as a waiver of such default. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of an event of default shall not be deemed or construed to constitute a waiver of such default. No act or omission by Landlord or its agents during the Lease Term shall be deemed an acceptance of the surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless in writing and signed by Landlord. No surrender of the Premises or any part thereof by delivery of keys or otherwise shall operate to terminate this Lease unless and until expressly accepted in writing by Landlord.

  Landlord shall not be required to relet the Premises nor exercise any other right granted to Landlord hereunder nor shall Landlord be under any obligation to minimize or mitigate Tenant's loss or damage as a result of the default of Tenant under this Lease.

  Unless otherwise expressly provided in this Lease, Tenant shall not have the right to terminate this Lease by reason of any default or breach by Landlord of any provision of this Lease or by reason of the condition or state of repair of the Premises.

20. LATE CHARGES

  In the event Tenant fails to pay any installment or payment of rent hereunder or any other payments required to be paid to Landlord pursuant to the terms of this Lease on or before five (5) days after the date the installment or payment is due, Tenant shall pay to Landlord, as a late charge an amount equal to five percent (5%) of the amount of such installment or payment. The failure by Tenant to pay the late charge shall be an event of default hereunder. The provision for a late charge shall be in addition to all of other rights and remedies of Landlord hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

21. ATTORNEY'S FEES

  Upon the occurrence of an event of default by Tenant under this Lease or in the event it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or regarding any rights or remedies of Landlord hereunder and Landlord consults with or engages an attorney regarding the enforcement of this Lease, the collection of any rent due or to become due or the recovery of the possession of the Premises, Tenant agrees to pay Landlord any reasonable attorney's fees incurred by Landlord for the services of the attorney whether or not suit is actually filed.

22. TENANT ESTOPPEL CERTIFICATE

  Upon taking possession of the Premises and periodically thereafter during the Lease Term, Tenant shall, on or before ten (1 0) days after notice from Landlord, deliver to Landlord a letter certifying (i) the Commencement Date,
(ii) whether or not Tenant is in possession of the Premises, (iii) the date to which the annual rent and all other sums required to be paid by Tenant hereunder have been paid, (iv) whether or not Tenant has knowledge of any default by either party under this Lease and (v) to such other items as Landlord or the Mortgagee or any prospective purchaser may require.

23. RIGHTS OF MORTGAGEE

  A. Right to Cure. In the event Tenant has the express right to terminate this
     -------------
Lease by reason of the default or breach of Landlord under this Lease, Tenant shall not exercise any such right unless and until it shall have first given written notice to Landlord and the owner (herein called the "Mortgagee") of any deed to secure debt (herein called the "Mortgage") now or hereafter encumbering the land on which the building and the Premises are located (if the name and address of the Mortgagee shall previously have been furnished to Tenant) specifying in such notice the acts or omissions which constitute the default or breach by Landlord which permit Tenant to terminate this Lease. The Mortgagee shall have a reasonable period (but in no event less than 30 days) to remedy such act or omission after receipt of such notice, Landlord and the Mortgagee, or either of them, their agents or employees, shall be entitled to enter the Premises and do therein whatever may be necessary to cure such default or breach.

  B. Subordination.  This Lease is and shall be automatically subject and
     -------------
subordinate to any security deed (including the Mortgage) and to any and all advances to be made thereunder and to all renewals, modifications and extensions thereof. It is the intention of Landlord and Tenant that the foregoing subordination shall be self-operating without any further agreement of Tenant.

  C. Attornment. In the event the Mortgagee exercises the power of sale or
     ----------
accepts a deed in lieu of foreclosure under the Mortgage, Tenant agrees, in consideration for the subordination of this Lease set forth above, to attorn to and recognize the purchaser, at such sale, as landlord under this Lease. Tenant acknowledges that the purchaser at such sale shall not be liable for any act or omission of Landlord (or any prior landlord) or subject to any claims which Tenant may have against Landlord (or any prior Landlord) except for claims which Tenant notified the Mortgagee of pursuant to Paragraph 23.A. hereof and which Mortgagee elects to perform to prevent Tenant from Terminating the Lease.

  D. Confirmation. In the event the Mortgagee requires confirmation of the
     ------------
agreements contemplated in Paragraph 28.C. hereof, including, but not limited to, the subordination of this Lease to the Mortgage, Tenant agrees, on or before seven (7) days after request to execute and deliver to Landlord such instrument as the Mortgagee may reasonably require. In the event Tenant fails to do so, Landlord is hereby irrevocably vested with full power and authority to confirm the subordination of Tenant's interest under this Lease to the Mortgagee.

24.  NOTICES

  A. Landlord Address. Any payments required to be made by Tenant to Landlord
     ----------------
under this Lease shall be paid to Landlord at the address set forth below or at any other address within the United States as Landlord may specify from time to time.

  B. Notices. Any notice, consent, approval or other communication which may be
     -------
required or permitted to be given or delivered hereunder shall be in writing and shall be deemed to have been given, delivered and received if mailed or delivered to the party at the address set forth below (i) as of the date when the notice is personally delivered (to a member, if the addressee is a limited liability company or to any officer [if none is designated] if the addressee is a corporation) and/or (ii) if mailed, in the United States Mail, certified, return receipt requested, as of the date which is three (3) days after the date of the post mark on such notice and/or (iii) if delivered by courier or express mail service, telegram or mailgram where the carrier provides or retains evidence of the date of delivery, as of the date of such delivery.

TO THE LANDLORD:                            TO THE TENANT:

Ellsworth Realty, L.L.C.                    K & G Men's Centers, Inc.
1750 Ellsworth Industrial Blvd.             1777 Ellsworth Industrial Blvd.
Atlanta, Georgia 30318                      Atlanta, Georgia 30318

  Landlord and Tenant may by notice to the other in the manner provided above, designate a different address for receiving notices under this Lease. A post office box shall not be the only notice address for a party. Any notice which is delivered to the notice address on a non-business day shall be deemed given the next business day if left at the notice address; or, if not left at the notice address, the next business day when re-delivered to the notice address. The refusal to accept delivery of any notice or the absence of anyone at a notice address to accept delivery shall not prevent any notice from being effectively given. A non-business day is a Saturday, Sunday or legal holiday generally observed in the city where notice is delivered.

25. CORPORATE AUTHORITY

  If Tenant signs as a corporation, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation in good standing in the state of its incorporation, that Tenant has and is qualified to do business in Georgia, and that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.

26. MISCELLANEOUS

   A. Limitation on Liability. The term "Landlord" as used in this Lease shall
      -----------------------
mean only the owner for the time being of the Premises. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies. In the event of the sale or transfer of the Premises by Landlord all obligations of Landlord hereunder shall be transferred to the new owner of the Premises as of the date of sale of the Premises and the transfer of this Lease and Landlord shall have no obligation or liability, as landlord, from and after the date of the transfer of this Lease.

   B. Survival. All obligations of Tenant hereunder which are not fully
      --------
performed as of the expiration or termination of this Lease shall survive the expiration or termination of this Lease, including without limitation, all payment obligations with respect to taxes, insurance premiums, sanitary and water charges and all obligations concerning the condition of the Premises. Upon the expiration or termination of this Lease and prior to Tenant vacating the Premises, Tenant shall pay to Landlord an amount reasonably estimated by Landlord to (i) restore the Premises, including without limitation, the heating and air conditioning systems, in good order, condition and repair, normal wear and tear excepted, and (ii) pay the obligations of Tenant for real estate taxes, insurance premiums and sanitary and water charges for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant and Tenant shall be liable for any additional costs therefor and shall pay to Landlord, on or before seven (7) days after notice, any such additional costs. Any portion of the estimated payment in excess of the actual costs shall be returned to Tenant after all such obligations have been determined and satisfied.

  C. Applicable Law.  This Lease shall be governed by and construed in
     ---------- ---
accordance with the laws of the State- of Georgia and, if any provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby.

  D. Time of the Essence.  Time is of the essence with respect to this Lease.
     -------------------

  E. Relationship.  This Lease shall create the relationship of landlord and
     ------------
tenant between Landlord and Tenant and no estate shall pass out of or be conveyed by Landlord. Tenant has only a usufruct which is not subject to levy and sale and is not assignable.

  F. Successors and Assigns. This lease shall be binding on and inure to the
     ----------------------
benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and permitted assigns.

  G. Entire Agreement. This lease contains the entire agreement of the
     ----------------
parties and there are, and were, no verbal representations, understandings, stipulations, agreements or promises pertaining to this Lease and not incorporated in this Lease. This Lease may not be altered, waived, amended or extended except by an instrument in writing, signed by both Landlord and Tenant.

  H. Severability. If any term, covenant or condition of this Lease or the
     ------------
application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, such provision, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall be deemed severable, and the remainder hereof shall not be affected thereby, and each term, covenant, or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

  I. Net Lease.  This Lease is net to Landlord.
     ---------


  IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals this 20th day of November 1995.

TENANT:                                       LANDLORD:



K&G MEN'S CENTER, INC.                        ELLSWORTH REALTY, L.L.C.
By:                                           By:
Title:                                        Title


Attest/Witness:                               Attest/Witness:


Name:                                         Name:

(CORPORATE SEAL)                              (CORPORATE SEAL)

                                 "EXHIBIT  "A"
                                 -------------

                               LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 192 of the 17th District, City of Atlanta, Fulton County, Georgia containing 5.4381 acres, more or less, and being more particularly described as follows:

COMMENCE at a point located at the intersection of the northernmost right-of-way line of Chattahoochee Avenue (being 50 feet from centerline) with the westernmost right-of-way line of Ellsworth Industrial Drive (25 feet form centerline); thence run north long the westernmost right-of-way line of Ellsworth Industrial Drive a distance of 180 feet to an iron pin found (being 25 feet from centerline) and the TRUE POINT OF BEGINNING; thence leave said right-of-way line and run South 89(degrees) 41' West a distance of 175.1 feet to an iron pin found; thence run South 00(degrees) 32' East a distance of 167.0 feet to a 3/4" iron rod found on the northernmost right-of-way line of Chattahoochee Avenue (being 50' from centerline); thence run along the northernmost right-of-way line of Chattahoochee Avenue and along the arc of a curve to the right whose arc distance is 128.22 feet and being subtended by a chord of North 79(degrees) 32' West and having a chord distance of 128.21 feet to an iron pin found (being 50 feet from centerline); thence leave said right-of-way line and run North 00(degrees) 13' West a distance of 988.5 feet to an iron pin placed; thence run North 89(degrees) 47' East a distance of 50.0 feet to a pk nail placed; thence run South 00(degrees) 13' East a distance of 145.0 feet to a pk nail found; thence run North 89(degrees) 47' East a distance of 50.00 feet to a pk nail placed; thence run South 00(degrees) 13' East a distance of 145.0 feet to a pk nail found; thence run North 89(degrees) 47' West a distance of 250.0 feet to a pk nail found on the westernmost right-of-way line of Ellsworth Industrial Drive (being 25 feet from centerline); thence run along said right-of-way line South 00(degrees) 13' East a distance of 700.0 feet to an iron pin found and the TRUE POINT OF BEGINNING, as per Survey prepared for Ellsworth Realty, L.L.C., General Electric Company, SunTrust Bank, Atlanta and Chicago Title Insurance Company, prepared by Metro Engineering and Surveying Co., Inc., bearing the certification and seal of Chester M. Smith, Jr., Georgia Registered Land Surveyor Number 1445, dated December 1, 1971, last revised November 7, 1995.